Consent of Counsel

Exhibit 23.3

The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading “Experts” in the Registration Statement on Form S-3 of Trimeris, Inc.

/s/ PENNIE & EDMONDS LLP

New York, New York
September 16, 2002